EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

SUBSIDIARIES OF THE REGISTRANT

Subsidiary		Percentage of Ownership	State of Incorporation or Organization
Classic Bancshares, Inc.	Classic Bank	100%	Kentucky